    As filed with the Securities and Exchange Commission on February 12, 2002
                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                          04-3177038
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

75 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS                    02139
(Address of Principal Executive Offices)                    (Zip Code)

          COR THERAPEUTICS, INC. 1998 NON-OFFICER EQUITY INCENTIVE PLAN
      COR THERAPEUTICS, INC. 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                COR THERAPEUTICS, INC. 1991 EQUITY INCENTIVE PLAN
                            (Full Title of the Plans)

                            JOHN B. DOUGLAS III, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                     (Name and Address of Agent For Service)
                                 (617) 679-7000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                           Proposed Maximum    Proposed Maximum
     Title of Securities to be          Amount to be      Offering Price Per       Aggregate          Amount of
            Registered                 Registered(1)            Share           Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
per share (including the associated
Preferred Stock purchase rights)
issuable under:
---------------------------------------------------------------------------------------------------------------------
COR Therapeutics, Inc. 1998           1,714,080 shares         $19.61(2)         $ 33,613,109(2)       $ 3,093
Non-Officer Equity Incentive Plan       738,161 shares         $17.18(3)         $ 12,681,606(3)       $ 1,167
---------------------------------------------------------------------------------------------------------------------
COR Therapeutics, Inc. 1994
Non-Employee Directors' Stock
Option Plan                             113,973 shares         $25.49(2)         $  2,905,172(2)       $   268
---------------------------------------------------------------------------------------------------------------------
COR Therapeutics, Inc. 1991           4,268,864 shares         $10.08(2)         $ 43,030,150(2)       $ 3,959
Equity Incentive Plan                 2,479,999 shares         $17.18(3)         $ 42,606,383(3)       $ 3,920
---------------------------------------------------------------------------------------------------------------------
TOTAL                                 9,315,077 shares                           $134,836,420          $12,407
=====================================================================================================================

(1) The number of shares of Millennium Pharmaceuticals, Inc. common stock to be issued gives effect to the exchange ratio of 0.9873 shares of Millennium Pharmaceuticals, Inc. common stock for each share of COR Therapeutics, Inc. common stock originally issuable under the plans registered hereby, as provided in the Agreement and Plan of Merger dated December 5, 2001 by and among Millennium Pharmaceuticals, Inc., PGM Corporation and COR Therapeutics, Inc. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the weighted average exercise price per share of the shares subject to outstanding stock option grants under the COR Therapeutics, Inc. option plans listed above.

(3) Calculated in accordance with Rules 457(c) and (h) under the Securities Act as based upon the average of the high and low prices of Millennium Pharmaceuticals, Inc.'s common stock as reported on the Nasdaq National Market on February 7, 2002.

                                EXPLANATORY NOTE

         This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register shares of the common stock of the undersigned registrant, Millennium Pharmaceuticals, Inc., a Delaware corporation, issuable to eligible employees, directors, consultants and advisors under certain employee benefit plans assumed by the registrant upon the merger of the registrant's wholly owned subsidiary, PGM Corporation, a Delaware corporation, with and into COR Therapeutics, Inc., a Delaware corporation. These plans and contracts were previously obligations of COR Therapeutics, Inc.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1. Plan Information.

         The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act dated April 26, 1996, as updated by the registrant's Current Report on Form 8-K filed on April 25, 2000, the registrant's registration statement on Form 8-A dated April 5, 2001 and the registrant's Current Report on Form 8-K filed on January 18, 2002, and including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Attorneys at Hale and Dorr LLP own, in the aggregate, 1,200 shares of the registrant's common stock.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its Restated Certificate of Incorporation.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article Eight of the registrant's Restated Certificate of Incorporation provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty. Article Nine of the registrant's Restated Certificate of Incorporation also provides that a director or officer:

         o shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

         o shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

         In addition, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any action or proceeding, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred. Expenses will be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

         1. ITEM 512(a) OF REGULATION S-K. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. ITEM 512(b) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. ITEM 512(h) of REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts on this 12th day of February, 2002.

                                   MILLENNIUM PHARMACEUTICALS, INC.

                                   By: /s/ John B. Douglas III
                                       ---------------------------------------
                                       John B. Douglas III
                                       SENIOR VICE PRESIDENT
                                       AND GENERAL COUNSEL

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute and appoint Mark J. Levin, Kevin P. Starr and John B. Douglas III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                                DATE
/s/ Mark J. Levin                        Chairperson, President and                  February 12, 2002
-------------------------------          Chief Executive Officer
Mark J. Levin                            (Principal Executive Officer)


/s/ Kevin P. Starr                       Chief Operating Officer and                 February 12, 2002
-------------------------------          Chief Financial Officer
Kevin P. Starr                           (Principal Financial and
                                         Accounting Officer)


/s/ Eugene Cordes                        Director                                    February 12, 2002
-------------------------------
Eugene Cordes



                                      -5-

/s/ A. Grant Heidrich, III               Director                                    February 12, 2002
-----------------------------------
A. Grant Heidrich, III


/s/ Raju S. Kucherlapati                 Director                                    February 12, 2002
-----------------------------------
Raju S. Kucherlapati


/s/ Eric S. Lander                       Director                                    February 12, 2002
-----------------------------------
Eric S. Lander


/s/ Edward D. Miller, Jr.                Director                                    February 12, 2002
-----------------------------------
Edward D. Miller, Jr.


/s/ Norman C. Selby                      Director                                    February 12, 2002
-----------------------------------
Norman C. Selby


/s/ Kenneth E. Weg                       Director                                    February 12, 2002
-----------------------------------
Kenneth E. Weg


/s/ Vaughn M. Kailian                    Director                                    February 12, 2002
-----------------------------------
Vaughn M. Kailian


/s/ Shaun R. Coughlin, M.D., Ph.D.       Director                                    February 12, 2002
-----------------------------------
Shaun R. Coughlin, M.D., Ph.D.


/s/ Ginger L. Graham                     Director                                    February 12, 2002
-----------------------------------
Ginger L. Graham


/s/ Ernest Mario, Ph.D.                  Director                                    February 12, 2002
-----------------------------------
Ernest Mario, Ph.D.

                                INDEX TO EXHIBITS

NUMBER      DESCRIPTION
4.1(1)      Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)      Amended and Restated Bylaws of the Registrant, as amended

4.3(3)      Rights Agreement dated April 5, 2001 between the Registrant and State Street
            Bank and Trust Company, N.A.

5.1         Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1        Consent of Hale and Dorr LLP
            (included in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP, Independent Auditors

24.1        Power of attorney (included on the signature pages of this registration statement)

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, and the Registrant's Current Report on Form 8-K filed on April 12, 2000 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 and the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K filed on April 5, 2001 and incorporated herein by reference.